SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   January 9, 2004 (January 8, 2004)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia		30339

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (678) 589-3500

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)–(b)	Financial Statements and Pro Forma Financial Information. None.
(c)	Exhibits.

99.1	Press release dated January 8, 2004.

Item 12. Results of Operations and Financial Condition.

      The information in this Current Report is being furnished pursuant to Item 12 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

      On January 8, 2004, Verso Technologies, Inc. issued a press release announcing its estimated fourth quarter 2003 revenue. A copy of that press release is attached as Exhibit 99.1 to this Current Report.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.

By:	/s/ Juliet M. Reising

Juliet M. Reising, Chief Financial Officer and Executive Vice President

Dated: January 9, 2004

EXHIBIT INDEX

99.1	Press Release dated January 8, 2004.